UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2004

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

As discussed below, on December 7, 2004, the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) elected John K. Wulff to join Fannie Mae's Board of Directors.

In accordance with Fannie Mae's non-management director compensation practices, Mr. Wulff received upon his election to Fannie Mae's Board an option to purchase 2,000 shares of Fannie Mae common stock and a grant of 262 shares of restricted stock, and will receive a grant of 1,625 shares of restricted stock.

Mr. Wulff's option has an exercise price of $70.635 per share, which was the fair market value on the date of grant. The option vests over four years in equal annual installments beginning on the first anniversary of the date of grant, subject to accelerated vesting upon Mr. Wulff's departure from the board of directors. The option expires 10 years after the date of grant or, if earlier, one year following Mr. Wulff's departure from the Board of directors.

Mr. Wulff will receive a total of 1,887 shares of restricted stock in connection with his election to Fannie Mae's Board. The restrictions will lapse and the shares will vest according to the following schedule: 412 shares will vest before the 2005 annual meeting of Fannie Mae shareholders; 825 shares will vest before the 2006 annual meeting; and 650 shares will vest before the 2007 annual meeting. These shares cannot be sold until they vest, and vesting is contingent on Mr. Wulff's continued service on Fannie Mae's Board, subject to accelerated vesting upon departure from the Board due to death, disability, or not being renominated after age 70.

As a holder of restricted stock, Mr. Wulff will have all of the rights and privileges of a shareholder as to the restricted common stock, other than the ability to transfer it, including the right to receive any cash or stock dividends declared with respect to the stock and the right to provide instructions on how to vote the stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2004, the Board of Directors of Fannie Mae elected John K. Wulff to join the Board to fill the unexpired term of Anne Mulcahy, who resigned in October. The Board appointed Mr. Wulff to the Board's Audit and Compensation Committees.

Mr. Wulff is the non-executive Chairman of the Board of Hercules Incorporated, a manufacturer and supplier of specialty chemical products, a position he has held since December 2003. He was elected as a director of Hercules in July 2003, and served as Interim Chairman from October 2003 to December 2003. Wulff also was a member of the Financial Accounting Standards Board (FASB) from July 2001 until June 2003. From January 1996 until March 2001, he was the chief financial officer of Union Carbide Corporation. During his 14 years with Union Carbide, Mr. Wulff also served as vice president and principal accounting officer from January 1989 to December 1995, and controller from July 1987 to January 1989. From April 1977 until June 1987, Wulff was a partner with KPMG and predecessor firms.

Item 8.01. Other Events.

Fannie Mae has entered into an agreement with the U.S. Department of Justice in regard to forfeiture proceedings relating to a mortgage fraud scheme committed by principals at First Beneficial Mortgage Corporation. Under the consent order, which embodies this agreement and which was entered on December 8, 2004 by the U.S. District Court for the Western District of North Carolina, Fannie Mae will provide $7,500,516 to the government. This includes $6,522,199 that the principals at First Beneficial obtained through fraud, plus an additional $978,328 in stipulated interest.

As the consent order states, Fannie Mae is also a victim of a mortgage fraud scheme perpetrated by First Beneficial’s principals and Fannie Mae has actively worked with the government to convict them. Fannie Mae provided documents and witness testimony in the underlying trial in 2002, assisting the government in its successful prosecution and conviction of the defendants. Fannie Mae intends to work with HUD and other appropriate government and industry entities to establish an appropriate process for sharing information with each other with respect to the type of activities involved in this matter.

Item 9.01. Financial Statements and Exhibits.

The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

December 9, 2004	By:	Ann M. Kappler

Name: Ann M. Kappler
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Nonqualified Stock Option Grant Award Document for John K. Wulff. This exhibit is a management contract or compensatory plan or arrangement.
10.2	Restricted Stock Award Document for John K. Wulff. This exhibit is a management contract or compensatory plan or arrangement.
10.3	Form of Nonqualified Stock Option Grant Award Document. This exhibit is a management contract or compensatory plan or arrangement.
10.4	Form of Restricted Stock Award Document. This exhibit is a management contract or compensatory plan or arrangement.
10.5	Form of Restricted Stock Units Award Document. This exhibit is a management contract or compensatory plan or arrangement.
10.6	Form of Performance Share Plan Information Sheet. This exhibit is a management contract or compensatory plan or arrangement.
10.7	Form of Nonqualified Stock Option Grant Award Document for Nonmanagement Directors. This exhibit is a management contract or compensatory plan or arrangement.
10.8	Form of Restricted Stock Award Document under Fannie Mae Stock Compensation Plan of 2003 for Nonmanagement Directors. This exhibit is a management contract or compensatory plan or arrangement.
10.9	Form of Restricted Stock Award Document under Fannie Mae Stock Compensation Plan of 1993 for Nonmanagement Directors. This exhibit is a management contract or compensatory plan or arrangement.